Exhibit 23.02


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

The Board of Directors of
  Travelers Group Inc.:

We consent to the incorporation by reference in the Registration Statement of Travelers Group Inc. on Form S-3, of our report dated January 24, 1994, related to our audit of the preacquisition consolidated balance sheet of The Travelers Corporation and Subsidiaries (the "Company") as of December 31, 1993, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended (the preacquisition financial statements), which report is included in the Annual Report on Form 10-K of Travelers Group Inc. for the fiscal year ended December 31, 1995, and includes an explanatory paragraph referring to changes in the method of accounting for reinsurance in 1993. We also consent to the reference to our Firm as "Experts" in accounting and auditing.



COOPERS & LYBRAND L.L.P.


Hartford, Connecticut
May 29, 1996